Exhibit 10.1

FIFTH AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 27 day of February 2009, by and between Silicon Valley Bank (“Bank”) and ST. BERNARD SOFTWARE, INC., a Delaware corporation (“Borrower”) whose address is 15015 Avenue of Science, San Diego, CA 92128.

Recitals

A.           Bank and Borrower have entered into that certain Loan and Security Agreement dated as of May 11, 2007 as amended by that certain First Amendment to Loan and Security Agreement dated as of July 9, 2007, that certain Second Amendment to Loan and Security Agreement dated as of August 13, 2007, that certain Third Amendment to Loan and Security Agreement dated as of January 25, 2008 and that certain Fourth Amendment to Loan and Security Agreement dated as of July __, 2008 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) extend the maturity date and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.

2.1           Section 2.3(a) (Interest Rate).  Section 2.3(a) is amended in its entirety and replaced with the following:

“(a)           Interest Rate.  Subject to Section 2.3(b), the amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the greater of (i) three and one half percentage points (3.50%) above the Prime Rate or (ii) seven and one half percent (7.50%), which interest shall be payable monthly.”

2.2           Section 6.9(a) (Tangible Net Worth).  Section 6.9(a) is amended in its entirety and replaced with the following:

“(a)           Tangible Net Worth.  A Tangible Net Worth not less than negative Seventeen Million Dollars ($17,00,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after January 31, 2009 and the principal amount of Subordinated Debt received after January 31, 2009.”

2.3           Section 13 (Definitions).  The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Borrowing Base” means (i) seventy percent (70%) of Eligible Accounts and (ii) the lesser of (a) sixty percent (60%) of Advanced Billing Accounts or (b) Six Hundred Thousand Dollars ($600,000), as determined by Bank from Borrower’s Transaction Report submitted at the end of the most recently ended month; provided, however, that Bank may, with notice to Borrower, decrease the foregoing percentage in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Revolving Line Maturity Date” is May 15, 2010.

2.4           Section 13 (Definitions).  Subsection (c) of the defined term “Eligible Accounts” set forth in Section 13.1 is amended in its entirety and replaced with the following:

“(c)           Accounts that the Account Debtor has not paid within ninety (90) days of invoice date except as approved in writing by Bank;”

2.5           Exhibit C to the Agreement is hereby replaced with Exhibit C attached hereto.

2.6           On May 16, 2009, Borrower shall pay to Bank an amendment fee in the amount of Twenty Thousand Dollars ($20,000).

3.           Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.           Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3           The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

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4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.           Effectiveness.  This Amendment shall be effective as of the date first written above upon (a) the due execution and delivery to Bank of this Amendment by each party hereto.

[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK SILICON VALLEY BANK By: /s/ Derek R. Brunelle Name: Derek R. Brunelle Title: Relationship Manager	BORROWER ST. BERNARD SOFTWARE, INC. By: /s/ John T. Burke Name: John T. Burke Title: CFO

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EXHIBIT C

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date: __________________
FROM:  ST. BERNARD SOFTWARE, INC.

The undersigned authorized officer of ST. BERNARD SOFTWARE, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except as otherwise permitted in the Agreement.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual Projections	FYE within 45 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
A/R & A/P Agings, Deferred Revenue Report	Monthly within 15 days	Yes No
Transaction Report	(A) the more frequent of weekly or with each Advance request when there are Advances outstanding or (B) if there are no Advances outstanding, within fifteen (15) days after the end of each month	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Tangible Net Worth	$_______*	$_______	Yes No

* A Tangible Net Worth not less than negative Seventeen Million Dollars ($17,000,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after January 31, 2009 and the principal amount of Subordinated Debt received after January 31, 2009.

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

ST. BERNARD SOFTWARE, INC. By: Name: Title:
BANK USE ONLY

Received by: _____________________
authorized signer
Date:      _________________________

Verified: ________________________
authorized signer
Date:     _________________________

Compliance Status:    Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:                      ____________________

Tangible Net Worth (Section 6.9(a))

Required:                      A Tangible Net Worth not less than negative Seventeen Million Dollars ($17,000,000) at all times, increasing quarterly by fifty percent (50%) of Net Income and monthly by fifty percent (50%) of issuances of equity after January 31, 2009 and the principal amount of Subordinated Debt received after January 31, 2009.

Actual:

A.	Aggregate net worth of Borrower	$
B.	Aggregate value of intangible assets of Borrower	$
C.	Aggregate Subordinated Debt	$
D.	Tangible Net Worth (line A minus line B plus line C)	$

Is line D equal to or greater than the dollar amount required above?

_____ No, not in compliance	_____ Yes, in compliance